Exhibit 99.1

May 8, 2024

Ivanhoe Electric Announces Exploration Alliance with BHP to
Accelerate the Search for Copper and Other Critical Minerals in the
United States

The Alliance Will Focus Initially on Six Areas of Interest in the Southwest United States

BHP to Contribute $15 Million of Exploration Capital over Initial Three-year Term

Ivanhoe Electric will Provide Access to its New Generation
Typhoon™ Geophysical Survey System and Computational
Geosciences’ Inversion Software

Ivanhoe Electric will Operate the Alliance During the Exploration
Phase, with any Joint Ventures Formed Owned 50/50

PHOENIX, ARIZONA – Ivanhoe Electric Inc. (“Ivanhoe Electric”) (NYSE American: IE; TSX: IE) Executive Chairman Robert Friedland, and President and Chief Executive Officer Taylor Melvin, are pleased to announce the signing of a definitive Exploration Alliance Agreement or “the Alliance” with a subsidiary of BHP (ASX: BHP, NYSE: BHP, LSE: BHP).

The Exploration Alliance Agreement sets out the framework for BHP and Ivanhoe Electric to explore mutually agreed “Areas of Interest” or AOIs in the United States to identify projects within those AOIs that may become 50/50 owned joint ventures. The initial AOIs are in Arizona, New Mexico, and Utah.

The Alliance is for a term of three years, which may be extended. BHP (through a wholly owned subsidiary) will provide the initial funding of $15 million and any subsequent funding would be on a 50/50 basis. Ivanhoe Electric will provide the Alliance with access to one of its new generation Typhoon™ geophysical survey systems as well as the machine learning algorithmic software and data inversion services of its subsidiary, Computational Geosciences (CGI).

Mr. Friedland commented: “Today we announce an important Alliance with BHP, one of the world’s leading mining companies, to explore the untapped mineral wealth of the United States using our Typhoon™ and CGI technologies. BHP and Ivanhoe Electric have a common goal to find new sources of the critical minerals necessary to meet growing demand associated with the energy transition and the electrification revolution. We are excited to work together.”

Mr. Melvin commented: “Partnering with BHP to explore for new discoveries of critical metals in the United States is a tremendous opportunity for Ivanhoe Electric. Our Alliance with BHP is an important confirmation of Ivanhoe Electric’s disruptive exploration technologies and our experienced team of exploration professionals. Our teams have been working together to identify the first exploration areas for the Alliance, and we see today’s announcement as the first step in what we expect to be a long and successful partnership between Ivanhoe Electric and BHP.”

Sonia Scarselli, BHP’s Vice President Exploration said: “BHP’s exploration alliance with Ivanhoe Electric supports our strategy to pursue growth in future-facing commodities such as copper. Technology is set to play an increasingly important role in discovering the resources the world will need in the decades to come. This alliance offers a great opportunity to work with Ivanhoe Electric and the innovative technologies they have built.”

Key Terms of the Exploration Alliance

•	BHP (through a wholly owned subsidiary) will provide $15 million to fund the Alliance for its initial three-year term, which term may be extended by mutual agreement.

•	Any funding beyond the initial $15 million provided by BHP would be on a 50/50 basis.

•	Ivanhoe Electric will provide access to one of its new generation Typhoon™ geophysical surveying systems and CGI inversions for use by the Alliance.

•	The Alliance will operate in two stages – a Project Generation Phase and a Joint Venture Phase.

•	Ivanhoe Electric will be the operator of the Alliance during the Project Generation Phase. Operatorship of any project in the Joint Venture Phase will be mutually agreed upon in the future.

•	The parties have agreed to six initial AOIs which cover an area of approximately 3,655 km2. Both parties have agreed that their activities within the AOIs during the Project Generation Phase will be conducted exclusively for the benefit of the Alliance.

•	The Alliance will be governed by an Alliance Management Committee, composed of an equal number of members from Ivanhoe Electric and BHP.

•	Any Joint Venture that is agreed to be established will have 50/50 ownership.

Exploration Alliance in the United States

During the Project Generation Phase, the Alliance will conduct early-stage generative exploration activities in the six initial AOIs. The goal of these initial activities is to identify and stake mineral rights within the AOIs to form a project and/or acquire such mineral rights from third parties. Except for one AOI where an affiliate of Ivanhoe Electric currently holds staked mineral rights that will be transferred to the Alliance, no mineral rights are presently held in the initial AOIs.

Early-stage activities currently contemplated by the Alliance’s initial work plan for 2024 include airborne geophysical surveys, supporting geological fieldwork, as well as ground-based geophysical surveys, including with Ivanhoe Electric’s proprietary Typhoon™ system.

Once mineral rights are acquired a “project” will be formed which the Alliance will continue to fund and explore. There may be multiple projects identified within a single AOI.

The Alliance will operate through an Alliance Management Committee in the Project Generation Phase, as well as through a Technical Committee. The Alliance Management Committee will be composed of an equal number of members from Ivanhoe Electric and BHP. Ivanhoe Electric will, however, have a deciding vote in this phase where the matter does not require unanimous approval. Unanimous matters include certain health, safety, and environmental matters, approval of the annual work plan and budget, and proposals to form new AOIs or acquire rights within an AOI.

The Joint Venture Phase will commence when a project within an AOI is approved by the Alliance Management Committee to become a “Joint Venture Project”. With that approval, a Joint Venture will be formed between Ivanhoe Electric and BHP over that specific Joint Venture Project within an AOI. Until a joint venture is formed, Ivanhoe Electric through affiliates will be the legal owner of the various project rights. If formed, each Joint Venture will be conducted through a special purpose limited liability company.

If a proposal to form a Joint Venture is not approved by the Alliance Management Committee and more than $3 million has been spent in the relevant AOI, then the nominating party may independently pursue the project, and the mineral rights will be transferred to the nominating party for no consideration, ending the Alliance concerning that project. However, if more than $5 million has been spent in the relevant AOI, then the other party will retain a 1% net smelter royalty over the project should it not wish to proceed to form a joint venture.

The purpose of the Joint Venture Phase is to further explore and evaluate the exploration results to assess its technical and economic merit, and if agreed upon, to develop and operate a mine and associated infrastructure.

The Alliance will deploy Typhoon™ on a wide scale across the United States in the search for deep, undercover mineral deposits

Typhoon™ is the brand name for Ivanhoe Electric’s proprietary electrical geophysical surveying transmitter. Typhoon™ achieves its results through its unique specifications, which include a current output of up to 200 amps and a voltage output of up to 10,000 volts. The transmitter uses switches and capacitance systems, which generate a very pure and stable transmitted signal, resulting in an extremely high signal-to-noise ratio.

Typhoon™ was developed specifically to identify deep geophysical anomalies in environments that have highly resistive surface conditions and to detect the presence of sulfide minerals containing copper, nickel, gold and silver in areas where potential deposits are hidden by cover and where target depths exceed the range of conventional geophysical surveying systems. Ivanhoe Electric has deployed Typhoon™ at its Santa Cruz, Tintic, Hog Heaven and White Hill projects in Arizona, Utah, Montana and Nevada respectively, as well as its 50/50-owned joint venture with Saudi Arabian Mining Company Ma’aden in Saudi Arabia.

The new generation of Typhoon™ that the Alliance will deploy has more modern switches, diodes, capacitors and transformers in the unit, as well as improved cooling systems, which will increase reliability and running time in hotter environments, such as the Southwest United States and Saudi Arabia.

Figure 1. Typhoon™ in resource exploration.

Ivanhoe Electric believes the next generation of major mineral discoveries in the United States will likely be made deep beneath the surface, in areas where younger, unmineralized cover overlays the older underlying prospective geology. Typhoon™ is well-suited to identify sulfide mineral deposits at great depths using its proprietary design. TyphoonTM has the ability to deliver a stronger, cleaner electrical current than competing systems, allowing it to achieve industry-leading effective depth penetration to over 1.5 km. CGI’s advanced, machine learning-based inversion software utilizes complex algorithms to quickly and efficiently convert the data provided by TyphoonTM into detailed images of chargeability anomalies.

Other Terms of the Alliance

Other terms of the Exploration Alliance Agreement during the Project Generation Phase include:

•	Either party may terminate the Alliance once the initial $15 million BHP funding commitment has been spent or the three-year initial term has ended. In these circumstances, neither party may pursue any activities in the AOIs for one year. If a party breaches this requirement, the non-breaching party may call for the re-establishment of the Alliance in respect of any interest acquired.

•	If the agreement terminates once the initial funding commitment from BHP is spent, BHP retains a 12-month back-in right over projects that are not joint ventures. BHP can back into a project by paying Ivanhoe Electric 50% of its expenditures following the date of termination. In limited circumstances the back-in right may extend for two years. For more detailed information related to the terms of the Exploration Alliance Agreement, please see the Form 8-K filed with the SEC.

About Ivanhoe Electric

We are a U.S. company that combines advanced mineral exploration technologies with electric metals exploration projects predominantly located in the United States. We use our accurate and powerful Typhoon™ geophysical surveying system, together with advanced data analytics provided by our subsidiary, Computational Geosciences Inc., to accelerate and de-risk the mineral exploration process as we seek to discover new deposits of critical metals that may otherwise be undetectable by traditional exploration technologies. We believe the United States is significantly underexplored and has the potential to yield major new discoveries of critical metals. Our mineral exploration efforts focus on copper as well as other metals including nickel, vanadium, cobalt, platinum group elements, gold and silver. Through the advancement of our portfolio of electric metals exploration projects, headlined by the Santa Cruz Copper Project in Arizona and the Tintic Copper-Gold Project in Utah, as well as other exploration projects in the United States, we intend to support United States supply chain independence by finding and delivering the critical metals necessary for the electrification of the economy. We also operate a 50/50 joint venture with Saudi Arabian Mining Company Ma’aden to explore for minerals on ~48,500 km2 of underexplored Arabian Shield in the Kingdom of Saudi Arabia. Website: www.ivanhoeelectric.com.

About BHP

BHP is a world-leading resources company. We work in more than 90 locations worldwide and our products are sold globally. We've positioned our business to support the megatrends shaping our world. Iron ore and metallurgical coal for the steel needed for global infrastructure and the energy transition. Copper for renewable energy and potash to support more sustainable farming. A resource mix for today – and critical to the future. Website: www.BHP.com.

Contact Information

Ivanhoe Electric:

Email: info@ivanhoeelectric.com

BHP

Email: investor.relations@bhp.com

Follow us on

Ivanhoe Electric’s Executive Chairman Robert Friedland: @robert_ivanhoe

Ivanhoe Electric: @ivanhoeelectric

Ivanhoe Electric’s investor relations website located at www.ivanhoeelectric.com should be considered Ivanhoe Electric’s recognized distribution channel for purposes of the Securities and Exchange Commission’s Regulation FD.

Forward-Looking Statements

Certain statements in this news release constitute “forward-looking statements” or “forward-looking information” within the meaning of applicable US and Canadian securities laws. Such statements and information involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Ivanhoe Electric, its projects, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Such statements can be identified by the use of words such as “may”, “would”, “could”, “will”, “intend”, “expect”, “believe”, “plan”, “anticipate”, “estimate”, “scheduled”, “forecast”, “predict” and other similar terminology, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. These statements reflect Ivanhoe Electric’s current expectations regarding future events, performance and results and speak only as of the date of this news release.

Such statements in this news release include, without limitation statements regarding subsequent funding of the Alliance, exploration activities in the six initial AOIs, including geophysical surveys and supporting geological fieldwork, the addition of new AOIs, the results of exploration activities within the AOIs, the establishment of a joint venture for any of the AOIs, the operatorship of any Joint Venture if established, and the use of and effectiveness of Typhoon™ for exploration activities within the AOIs.

Forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Such statements are subject to significant risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including changes in the prices of copper or other metals Ivanhoe Electric is exploring for; the results of exploration and drilling activities and/or the failure of exploration programs or studies to deliver anticipated results or results that would justify and support continued exploration, studies, development or operations; the final assessment of exploration results and information that is preliminary; the significant risk and hazards associated with any future mining operations, extensive regulation by the US government as well as local governments; changes in laws, rules or regulations, or their enforcement by applicable authorities; the failure of parties to contracts with Ivanhoe Electric to perform as agreed; and the impact of political, economic and other uncertainties associated with operating in foreign countries, and the impact of the COVID-19 pandemic and the global economy. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risk factors described in Ivanhoe Electric’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission.

No assurance can be given that such future results will be achieved. Forward-looking statements speak only as of the date of this news release. Ivanhoe Electric cautions you not to place undue reliance on these forward-looking statements. Subject to applicable securities laws, Ivanhoe Electric does not assume any obligation to update or revise the forward-looking statements contained herein to reflect events or circumstances occurring after the date of this news release, and Ivanhoe Electric expressly disclaims any requirement to do so. No assurance can be given that such future results will be achieved. Forward-looking statements speak only as of the date of this news release. Ivanhoe Electric cautions you not to place undue reliance on these forward-looking statements. Subject to applicable securities laws, Ivanhoe Electric does not assume any obligation to update or revise the forward-looking statements contained herein to reflect events or circumstances occurring after the date of this news release, and Ivanhoe Electric expressly disclaims any requirement to do so.